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                                                              Exhibit 23.03

                    CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-3 of At Home Corporation (File No. 333-94045) of our report dated April 23, 1998 relating to the financial statements of Narrative Communication Corp., which appears in Exhibit 99.01 of the current Report on Form 8-K of At Home Corporation filed with the SEC on January 14, 1999 (as amended on Form 8K/A on February 19, 1999). We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Pricewaterhouse Coopers LLP

Pricewaterhouse Coopers LLP

Boston, Massachusetts

January 19, 2000